
                                                                   Exhibit 10.19

                                                                  EXECUTION COPY


                          MBIA INSURANCE CORPORATION,
                               as Surety Provider

                         FINANCIAL PACIFIC LEASING, LLC
                         as Originator and as Servicer

                         FINANCIAL PACIFIC FUNDING, LLC
                                  as Borrower

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                    as Standby Servicer and Collateral Agent

                        RECEIVABLES CAPITAL CORPORATION,
                                   as Lender

                        THE FINANCIAL INSTITUTIONS FROM
                           TIME TO TIME PARTY HERETO,
                              as Parallel Lenders

                                      and

            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                     as Administrative Agent and Bank Agent

                       INSURANCE AND INDEMNITY AGREEMENT

               Financial Pacific Funding, LLC Warehouse Facility

                          Dated as of February 1, 1999

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                              TABLE OF CONTENTS

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                                                                                                              Page
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                                                   ARTICLE I

DEFINITIONS................................................................................................    2

                                                   ARTICLE II

                                   REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.01.     Representation and Warranties of the Servicer, the Originator and the Borrower...........    5
Section 2.02.     Affirmative Covenants of the Servicer, the Originator and the Borrower...................    8
Section 2.03.     Negative Covenants of the Servicer, the Originator and the Borrower......................   13
Section 2.04.     Representations, Warranties and Covenants of the Collateral Agent and Standby Servicer...   14

                                                  ARTICLE III

                                      APPOINTMENT OF THE COLLATERAL AGENT

Section 3.01.     Appointment of the Collateral Agent......................................................   16


                                                   ARTICLE IV

                                         THE SURETY BOND; REIMBURSEMENT

Section 4.01.     Issuance of the Surety Bond..............................................................   17
Section 4.02.     Payment of Fees and Premium..............................................................   19
Section 4.03.     Reimbursement and Additional Payment Obligation..........................................   19
Section 4.04.     Indemnification; Limitation of Liability.................................................   21
Section 4.05.     Payment Procedure........................................................................   22

                                                   ARTICLE V

                                               FURTHER AGREEMENTS

Section 5.01.     Effective Date; Term of the Insurance Agreement..........................................   23
Section 5.02.     Further Assurances and Corrective Instruments............................................   23
Section 5.03.     Obligations Absolute.....................................................................   24
Section 5.04.     Assignments; Reinsurance; Third-party Rights.............................................   25
Section 5.05.     Liability of the Surety Provider.........................................................   26

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
Section 5.06.     Parties Will Not Institute Insolvency Proceedings........................................   26
Section 5.07.     Administrative Agent, Collateral Agent, Lender, Standby Servicer, Borrower,
                  Originator and Servicer To Join in Enforcement Action....................................   27
Section 5.08.     Subrogation..............................................................................   27

                                                   ARTICLE VI

                                               DEFAULTS; REMEDIES

Section 6.01.     Defaults.................................................................................   27
Section 6.02.     Remedies; No Remedy Exclusive............................................................   28
Section 6.03.     Waivers..................................................................................   29

                                                  ARTICLE VII

                                                 MISCELLANEOUS

Section 7.01.     Amendments, Etc..........................................................................   29
Section 7.02.     Notices..................................................................................   30
Section 7.03.     Severability.............................................................................   31
Section 7.04.     Governing Law............................................................................   32
Section 7.05.     Consent to Jurisdiction..................................................................   32
Section 7.06.     Consent of the Surety Provider...........................................................   32
Section 7.07.     Counterparts.............................................................................   33
Section 7.08.     Headings.................................................................................   33
Section 7.09.     Trial by Jury Waived.....................................................................   33
Section 7.10.     Limited Liability........................................................................   33
Section 7.11.     Entire Agreement.........................................................................   33

                              INSURANCE AGREEMENT

         This INSURANCE AND INDEMNITY AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Insurance Agreement"), dated as of February 1, 1999 is by and among MBIA INSURANCE CORPORATION, as Surety Provider (the "Surety Provider"), FINANCIAL PACIFIC LEASING, LLC, as Originator (the "Originator") and as Servicer (the "Servicer"), FINANCIAL PACIFIC FUNDING, LLC, as Borrower (the "Borrower"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Standby Servicer and as Collateral Agent (the "Collateral Agent"), Receivables Capital Corporation, the Lender (the "Lender"), THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO, as Parallel Lenders (the "Parallel Lenders") and Bank of America National TRUST and Savings Association, as Administrative Agent and Bank Agent (the "Administrative Agent").

         WHEREAS, the Borrower, the Servicer, the Collateral Agent, the Standby Servicer, the Lender, the Parallel Lenders and the Administrative Agent have entered into a Warehouse Loan Agreement (as defined herein) dated as of December 30, 1998, pursuant to which, among other things, the Borrower has granted a security interest in the Collateral to the Collateral Agent for the benefit of the Secured Parties (as defined in the Warehouse Loan Agreement) including the Surety Provider, to secure payments under the Notes, the Warehouse Loan Agreement, this Insurance Agreement and under the other Transaction Documents (as defined herein).

         WHEREAS, the Borrower and the Servicer have requested that the Surety Provider issue its Surety Bond (the "Surety Bond") to guarantee payment of Insured Amounts (as defined in Surety Bond) with respect to the Notes, upon such terms and conditions as were mutually agreed upon by the parties and subject to the terms and conditions of the Surety Bond.

         WHEREAS, the parties hereto desire to specify the conditions precedent to the issuance of the Surety Bond by the Surety Provider, the indemnity and reimbursement to be provided by the Borrower and the Servicer in respect of amounts paid by the Surety Provider under the Surety Bond and to provide for certain other matters.

         WHEREAS, the Surety Provider shall be paid an insurance premium in accordance with the payment priorities set forth in the Warehouse Loan Agreement, and the details of such premium are set forth herein; and

         WHEREAS, the Borrower, the Servicer, the Originator, the Collateral Agent and the Standby Servicer have undertaken certain obligations in consideration for the Surety Provider's issuance of the Surety Bond;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The terms defined in this Article I shall have the meanings provided herein for all purposes of this Insurance Agreement, unless the context clearly requires otherwise, in both singular and plural form, as appropriate. Unless the context clearly requires otherwise, all capitalized terms used herein and not otherwise defined in this Article I shall have the meanings assigned to them in the Warehouse Loan Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. The words "herein," "hereby," "hereof," "hereto," "hereinabove" and "hereinbelow," and words of similar import, refer to this Insurance Agreement as a whole and not to any particular paragraph, clause or other subdivision hereof, unless otherwise specifically noted.

         "Administrative Agent Fee Letter" shall mean the fee letter dated as of December 30, 1998 between the Administrative Agent and the Borrower, which letter has been consented to by the Surety Provider.

         "Business Day" shall have the meaning set forth in the Warehouse Loan Agreement.

         "Collateral" shall have the meaning set forth in the Warehouse Loan Agreement.

         "Collateral Agent" means Norwest Bank Minnesota, National Association, a national banking association, as Collateral Agent under the Warehouse Loan Agreement, and any successor to the Collateral Agent under the Warehouse Loan Agreement.

         "Collateral Agent Fee Letter" shall mean the fee letter dated as of November 4, 1998 between the Collateral Agent and the Borrower.

         "Commission" means the Securities and Exchange Commission.

         "Credit Policy" shall have the meaning set forth in the Warehouse Loan Agreement.

         "Date of Issuance" means the date on which the Surety Bond is issued as specified therein.

         "Default" means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

         "Event of Default" means any event of default specified in Section 6.01 hereof.

         "Financial Statements" means, with respect to the Borrower, the Originator and the Servicer, the balance sheets and the statements of income, retained earnings and cash flows and the notes thereto which have been provided to the Surety Provider.

         "First Tier Purchase Agreement" shall mean the First Tier Purchase Agreement dated as of December 30, 1998 between the Originator and the Borrower, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

         "Fiscal Agent" means the Fiscal Agent, if any, designated pursuant to the terms of the Surety Bond.

         "Investment Company Act" means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended.

         "Late Payment Rate" means, for any date of determination, the rate of interest as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 3%. The Late Payment Rate shall be computed on the basis of a year of 365 days, calculating the actual number of days elapsed. In no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

         "Lenders" means, collectively, the Lender and the Parallel Lenders pursuant to the Notes.

         "Liabilities" shall have the meaning ascribed to such term in Section 4.04(a) hereof.

         "Losses" means (a) any actual out-of-pocket loss paid by the Surety Provider or its respective parents, subsidiaries and affiliates or any shareholder, director, officer, employee, agent or any "controlling person" (as such term is used in the Securities Act) of any of the foregoing, and (b) any actual out-of-pocket costs and expenses paid by such party, including reasonable fees and expenses of its counsel, to the extent not paid, satisfied or reimbursed from funds provided by any other Person (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person).

         "Lock-Box Agreement" shall have the meaning set forth in the Warehouse Loan Agreement.

         "Lock-Box Bank" shall have the meaning set forth in the Warehouse Loan Agreement.

         "Material Adverse Change" means, in respect of any Person, a material adverse change in (a) the business, financial condition, results of operations or properties of such Person or (b) the ability of such Person to perform its obligations under any of the Transaction Documents.

         "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by the Surety Provider.

          "Obligor" means the original obligor under each Receivable, including any guarantor of such obligor and their respective successors.

         "Opinion Facts and Assumptions" means the facts and assumptions contained in the insolvency opinion dated December, 30, 1998 by Andrews & Kurth under the heading "Facts and Assumptions" insofar as they relate to the Originator and the Borrower.

         "Organizational Documents" means (i) with respect to a corporation, the articles of incorporation and the bylaws thereof and (ii) with respect to a limited liability company, the certificate of formation and limited liability company agreement thereof.

         "Person" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, limited liability company, partnership or other organization or entity (whether governmental or private).

         "Premium" means the premium payable in accordance with Section 4.02 hereof.

         "Premium Letter" means the premium letter from the Surety Provider to the Borrower and the Originator dated February 1, 1999.

         "Premium Percentage" shall have the meaning ascribed to such term in
Section 4.02 hereof.

         "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized rating agency designated by the Surety Provider.

         "Term of the Insurance Agreement" shall be determined as provided in
Section 5.01 hereof.

         "Transaction" means the transactions contemplated by the Transaction Documents.

         "Transaction Documents" means this Insurance Agreement, the Premium Letter, the Notes, the Warehouse Loan Agreement, the First Tier Purchase Agreement, the Lock-Box Agreement (if any), the Hedging Agreement, the Liquidity Asset Purchase Agreement, the Administrative Agent Fee Letter and the Collateral Agent Fee Letter.

         "Warehouse Loan Agreement" shall mean the Warehouse Loan and Security Agreement dated as of December 30, 1998 among the Servicer, the Borrower, the Standby Servicer, the Collateral Agent and the Administrative Agent, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

                                   ARTICLE II

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 2.01. REPRESENTATION AND WARRANTIES OF THE SERVICER, THE ORIGINATOR AND THE BORROWER. The Servicer, the Originator and the Borrower represent, warrant and covenant as of the Date of Issuance, each as to those matters relating to itself, as follows:

                  (a) Due Organization and Qualification. The Servicer, the Originator and the Borrower are each a limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of the Servicer, the Originator and the Borrower is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and the performance of its obligations under the Transaction Documents in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction or the Surety Provider.

                  (b) Power and Authority. Each of the Servicer, the Originator and the Borrower has all necessary limited liability company power and authority to conduct its business as currently conducted and to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transaction.

                  (c) Due Authorization. The execution, delivery and performance of the Transaction Documents by each of the Servicer, the Originator and the Borrower have been duly authorized by all necessary limited liability company action and do not require any additional approvals or consents of, or other action by or any notice to or filing with (except such future filings (e.g. filings under the UCC) as may be required under the Transaction Documents), any Person, including, without limitation, any governmental entity or the Servicer's, the Originator's or the Borrower's stockholders, which have not previously been obtained or given by the Servicer, the Originator or the Borrower.

                  (d) Noncontravention. Neither the execution and delivery of the Transaction Documents by the Servicer, the Originator or the Borrower, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Transaction
         Documents:

                           (i) conflicts with or results in any breach or violation of any provision of the Organizational Documents of the Servicer, the Originator or the Borrower or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Servicer, the Originator or the Borrower or any of their material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Servicer, the Originator or the Borrower;

                           (ii) constitutes a default by the Servicer, the Originator or the Borrower under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Servicer, the Originator or the Borrower is a party or by which any of its or their respective properties, which are individually or in the aggregate material to the Servicer, the Originator or the Borrower, is or may be bound or affected; or

                           (iii) results in or requires the creation of any lien upon or in respect of any assets of the Servicer, the Originator or the Borrower, except as contemplated by the Transaction Documents.

                  (e) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Servicer, the Originator, the Borrower or any of its or their subsidiaries, or any properties or rights of the Servicer, the Originator, the Borrower or any of its or their subsidiaries, pending or, to the Servicer's, the Originator's or the Borrower's knowledge after reasonable inquiry, threatened, which in any case could reasonably be expected to result in a Material Adverse Change with respect to the Servicer, the Originator or the Borrower.

                  (f) Valid and Binding Obligations. The Notes, when executed, authenticated and issued in accordance with the Warehouse Loan Agreement, and the Transaction Documents (other than the Notes), when executed and delivered by the Servicer, the Originator and the Borrower, will constitute the legal, valid and binding obligations of the Servicer, the Originator, and the Borrower, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws. None of the Servicer, the Originator or the Borrower will at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Servicer, the Originator or the Borrower, as applicable.

                  (g) Financial Statements. The Financial Statements of the Originator, copies of which have been furnished to the Surety Provider,
         (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial position and results of operations of the Servicer and the Originator as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no Material Adverse Change in respect of the Servicer or the Originator. Except as disclosed in the Financial Statements, the Servicer and the Originator are not subject to any contingent liabilities or commitments that, individually or in the aggregate are probable to cause or have a reasonable possibility of causing a Material Adverse Change in respect of the Servicer or the Originator.

                  (h) Compliance With Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Servicer, the Originator or the Borrower in the conduct of its business violates any law, regulation, judgment, agreement, order or decree applicable to any of them that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Servicer, the Originator or the Borrower. The Servicer, the Originator and the Borrower are not in breach of or in default under any applicable law or administrative regulation of its respective jurisdiction of incorporation, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Servicer, the Originator or the Borrower is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Servicer, the Originator or the Borrower, as the case may be, to perform its respective obligations under the Transaction Documents.

                  (i) Taxes. The Servicer, the Originator and the Borrower and the Servicer's, the Originator's and the Borrower's parent company or companies have filed prior to the date hereof all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by them that are not being contested in good faith, to the extent that such taxes have become due, except for any failures to file or pay that, individually or in the aggregate, would not result in a Material Adverse Change with respect to the Servicer, the Originator or the Borrower.

                  (j) Accuracy of Information. Neither the Transaction Documents nor other information relating to the Receivables, the operations of the Servicer, the Originator or the Borrower (including servicing or origination of leases) or the financial condition of the Servicer, the Originator or the Borrower (collectively, the "Documents"), as amended, supplemented or superseded, furnished to the Surety Provider by the Servicer, the Originator or the Borrower contains any statement of a material fact by the Servicer, the Originator or the Borrower which was untrue or misleading in any material adverse respect when made. None of the Servicer, the Originator or the Borrower has any knowledge of circumstances that could reasonably be expected to cause a Material Adverse Change with respect to the Servicer, the Originator or the Borrower. Since the furnishing of the Documents, there has been no change or any development or event involving a prospective change known to the Servicer, the Originator or the Borrower that would render any of the Documents untrue or misleading in any material respect.

                  (k)      [RESERVED]

                  (l) Transaction Documents. Each of the representations and warranties of the Servicer, the Originator and the Borrower contained in the Transaction Documents is true and correct in all material respects, and the Servicer, the Originator and the Borrower hereby make each such representation and warranty to, and for the benefit of, the Surety Provider as if the same were set forth in full herein.

                  (m) Solvency; Fraudulent Conveyance. The Servicer, the Originator and the Borrower are solvent and will not be rendered insolvent by the Transaction and, after giving effect to the Transaction, none of the Servicer, the Originator or the Borrower will be left with an unreasonably small amount of capital with which to engage in its business, nor does the Servicer, the Originator or the Borrower intend to incur, or believe that it has incurred, debts beyond its ability to pay as they mature. None of the Servicer, the Originator or the Borrower contemplates the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Servicer, the Originator or the Borrower or any of their assets.

                  (n) Principal Place of Business. The principal place of business of each of the Originator, the Servicer and the Borrower is located in Tacoma, Washington.

                  (o) Opinion Facts and Assumptions. The Opinion Facts and Assumptions insofar as they relate to the Originator and the Borrower are true and correct as of the Date of Issuance.

         SECTION 2.02. AFFIRMATIVE COVENANTS OF THE SERVICER, THE ORIGINATOR AND THE BORROWER For as long as Financial Pacific Leasing, LLC, or any Affiliate thereof, is the Servicer, the Servicer, the Originator and the Borrower hereby agree that during the Term of the Insurance Agreement, unless the Surety Provider shall otherwise expressly consent in writing:

                  (a) Compliance With Agreements and Applicable Laws. The Servicer, the Originator and the Borrower shall not be in default under the Transaction Documents and shall comply with all material requirements of any law, rule or regulation applicable to it. None of the Servicer, the Originator or the Borrower shall agree to any amendment to or modification of the terms of any Transaction Documents unless the Surety Provider shall have given its prior written consent or is a party to such amendment or modification.

                  (b) Continued Existence. Each of the Servicer, its successors and assigns (except in the case that the Standby Servicer becomes the Servicer), the Originator, its successors and assigns and the Borrower and its successors and assigns, shall maintain its existence as a limited liability company and shall at all times continue to be duly organized as limited liability companies under the laws of their respective jurisdictions of organization and duly qualified and duly authorized (as described in section 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its Organizational Documents.

                  (c) Financial Statements; Accountants' Reports; Other Information. The Servicer, the Originator and the Borrower shall keep or cause to be kept in reasonable detail books and records of account of their assets and business, including, but not limited to, books and records relating to the Transaction. The Servicer, the Originator and the Borrower shall furnish or cause to be furnished to the Surety
         Provider:

                           (i)      Financial Statements. The Financial
                  Statements set forth in Section 9.2(a) and (b) of the Warehouse Loan Agreement.

                           (ii) Initial and Continuing Reports. On or before the Closing Date, the Servicer will provide the Surety Provider a copy of the magnetic tape to be delivered to the Collateral Agent on the Closing Date, setting forth, as to each Receivable, the information required under the definition of "Schedule of Receivables" at Section 1.01 of the Warehouse Loan Agreement. Thereafter, the Servicer shall deliver to the Surety Provider the report required by Section 3.15 of the Warehouse Loan Agreement in the manner and time set forth therein.

                           (iii) Computer Diskette. Beginning in April, 1999, the Servicer will deliver to the Surety Provider on a quarterly basis in electronic form reasonably acceptable to the Surety Provider a quarterly summary of the information provided to the Surety Provider pursuant to the second sentence of clause (ii) of this Section 2.02(c) and also containing the information provided in the Schedule of Receivables delivered to the Collateral Agent pursuant to the Warehouse Loan Agreement and described in Schedule A of each Funding Request with respect to the preceding calendar quarterly period.

                           (iv) Certain Information. Upon the reasonable request of the Surety Provider, the Servicer, the Originator and the Borrower shall promptly provide copies of any requested proxy statements, financial statements, reports and registration statements which the Servicer, the Originator or the Borrower files with, or delivers to, the Commission or any national securities exchange.

                           (v) Other Information. Promptly upon receipt thereof, copies of all schedules, financial statements or other similar reports delivered to or by the Servicer, the Originator or the Borrower pursuant to the terms of the Warehouse Loan Agreement and, promptly upon request, such other data as the Surety Provider may reasonably request.

                  The Surety Provider agrees that it and its agents, accountants and attorneys shall keep confidential all financial statements, reports and other information delivered by the Servicer, the Originator or the Borrower pursuant to this Section 2.02(c) to the extent provided in
         Section 2.02(f) hereof.

                  (d) Quarterly Audits. The Borrower, the Servicer and the Originator shall permit, at the Servicer's and the Originator's expense, the Surety Provider or a third party designated by or acceptable to the Surety Provider to perform quarterly audits consisting of, but not limited to (i) a review of the Scheduled Payments and verification of such information against the actual check and the computer generated list of Receivables by name and number; (ii) a review of a sample of the Receivable Files and of the Servicer's collection and administration of the Receivables to assess compliance of the portfolio of Receivables with the Collection Policy and the Transaction Documents; and (iii) a review of a sample of the Originator's contract files to assess compliance with the Credit Policy. Such audits shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Borrower, the Originator or the Servicer.

                  (e) Compliance Certificate. The Servicer shall deliver to the Surety Provider, concurrently with the delivery of the financial statements required pursuant to Section 9.2 of the Warehouse Loan Agreement, one or more certificates signed by an officer of the Servicer, an officer of the Originator, and/or an officer of the Borrower as applicable authorized to execute such certificates on behalf of the Servicer, the Originator and the Borrower, respectively, stating that:

                           (i) a review of the Servicer's performance under the Transaction Documents during such period has been made under such officer's supervision;

                           (ii) to the best of such individual's knowledge following reasonable inquiry, no Default or Event of Default has occurred or, if a Default or Event of Default has occurred, specifying the nature thereof and, if the Servicer has a right to cure pursuant to Section 10.1 of the Warehouse Loan Agreement, stating in reasonable detail (including, if applicable, any supporting calculations) the steps, if any, being taken by the Servicer to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates;

                           (iii) in the case of the financial statements delivered pursuant to Section 9.2(a) of the Warehouse Loan Agreement, such financial statements are complete and correct in all material respects and present fairly the financial position and results of operations of the Servicer, the Originator and the Borrower as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied;

                           (iv) the Servicer has in full force and effect an insurance policy in accordance with the terms and requirements of Section 3.16 of the Warehouse Loan Agreement; and

                           (v) the Financial Covenants set forth in Section 9.1(e) of the Warehouse Loan Agreement are currently being complied with, or, if there is not such compliance, stating the particulars of such non-compliance.

                  (f) Access to Records; Discussions With Officers and Accountants. On an annual basis, or upon the occurrence of a Material Adverse Change, the Servicer, the Originator and the Borrower shall, upon the reasonable request of the Surety Provider, permit the Surety Provider or its authorized agents:

                           (i) to inspect the books and records of the Servicer, the Originator and the Borrower as they may relate to the Notes, the obligations of the Servicer, the

                  Originator or the Borrower under the Transaction Documents, and the Transaction;

                           (ii) to discuss the affairs, finances and accounts of the Servicer, the Originator or the Borrower with the chief operating officer and the chief financial officer of the Servicer, the Originator or the Borrower, as the case may be; and

                           (iii) with the Servicer's, the Originator's or the Borrower's consent, as applicable, which consent shall not be unreasonably withheld, to discuss the affairs, finances and accounts of the Servicer, the Originator or the Borrower with the Servicer's, the Originator's or the Borrower's independent accountants, provided that an officer of the Servicer, the Originator or the Borrower shall have the right to be present during such discussions.

         Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Servicer, the Originator or the Borrower. The books and records of the Servicer shall be maintained at the address of the Servicer designated herein for receipt of notices, unless the Servicer shall otherwise advise the parties hereto in writing. The books and records of the Originator shall be maintained at the address of the Originator designated herein for receipt of notices, unless the Originator shall otherwise advise the parties hereto in writing. The books and records of the Borrower shall be maintained at the address of the Borrower designated herein for receipt of notices, unless the Borrower shall otherwise advise the parties hereto in writing.

                  The Surety Provider agrees that it and its shareholders, directors, agents, accountants and attorneys shall keep confidential any matter of which it becomes aware through such inspections or discussions (unless readily available from public sources), except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to preserve its rights or security under or to enforce the Transaction Documents, provided that the foregoing shall not limit the right of the Surety Provider to make such information available to its regulators, securities rating agencies, reinsurers, credit and liquidity providers, counsel and accountants.

                  (g) Notice of Material Events. The Servicer, the Originator and the Borrower shall be obligated (which obligation shall be satisfied as to each if performed by the Servicer, the Originator or the Borrower) promptly to inform the Surety Provider in writing of the occurrence of any of the following to the extent any of the following relate to it:

                           (i)      the submission of any claim or the
                  initiation or threat of any legal process, litigation or administrative or judicial investigation or rule making or disciplinary proceeding by or against the Servicer, the Originator or the Borrower that (A) could be required to be disclosed to the Commission or to the Servicer's, the Originator's or the Borrower's shareholders or (B) could result in a Material

                  Adverse Change with respect to the Servicer, the Originator or the Borrower, or the promulgation of any proceeding or any proposed or final rule which would result in a Material Adverse Change with respect to the Servicer, the Originator or the Borrower;

                           (ii)     the submission of any claim or the
                  initiation or threat of any legal process, litigation or administrative or judicial investigation in any federal, state or local court or before any arbitration board, or any such proceeding threatened by any government agency, which, if adversely determined, would have a material adverse effect on the Lenders or the Surety Provider;

                           (iii)    any change in the location of the
                  Servicer's, the Originator's or the Borrower's principal office or any change in the location of the Servicer's, the Originator's or the Borrower's books and records;

                           (iv) the occurrence of any Default or Event of Default or of any Material Adverse Change;

                           (v) the commencement of any proceedings by or against the Servicer, the Originator or the Borrower under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Servicer, the Originator or the Borrower or any of its or their assets; or

                           (vi) the receipt of notice that (A) the Servicer, the Originator or the Borrower is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Servicer's, the Originator's or the Borrower's business is to be or may be suspended or revoked, or (C) the Servicer, the Originator or the Borrower is to cease and desist any practice, procedure or policy employed by the Servicer, the Originator or the Borrower in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to the Servicer, the Originator or the Borrower.

                  (h) Financing Statements and Further Assurances. The Servicer, the Originator and the Borrower will cause to be filed all necessary financing statements or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the interest of the Collateral Agent in the Collateral to the extent required by the Warehouse Loan Agreement. The Servicer, the Originator and the Borrower shall, upon the request of the Surety Provider, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within 10 days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents. In addition, each of the Servicer, the Originator and the Borrower agrees to cooperate with S&P and Moody's in connection with any review of the Transaction that may be undertaken by S&P and Moody's after the date hereof and to provide all information reasonably requested by S&P or Moody's.

                  (i) Maintenance of Licenses. The Servicer, the Originator and the Borrower, respectively, or any successors thereof shall maintain or cause to be maintained all licenses, permits, charters and registrations which are material to the conduct of its business.

                  (j) Redemption of the Notes. The Servicer, the Originator and the Borrower shall instruct the Collateral Agent, upon redemption or payment of the Notes pursuant to the Warehouse Loan Agreement or otherwise, to furnish to the Surety Provider a notice of such redemption and, upon a redemption or other payment of the Notes, to surrender the Surety Bond to the Surety Provider for cancellation.

                  (k) Servicing of Receivables. The Servicer shall perform such actions with respect to the Receivables as are required by or provided in the Warehouse Loan Agreement. The Servicer will provide the Surety Provider with written notice of any proposed change or amendment to any Transaction Document as currently in effect, if the Surety Provider will not be a party to such change or amendment.

                  (l) Maintenance of Collateral. The Servicer shall provide the Surety Provider with the annual opinion of counsel required by
         Section 15.2(g) of the Warehouse Loan Agreement. Each of the Servicer, the Originator and the Borrower will use its best efforts to cause any necessary recordings or filings to be made with respect to the Collateral.

         SECTION 2.03. NEGATIVE COVENANTS OF THE SERVICER, THE ORIGINATOR AND THE BORROWER. The Servicer, the Originator and the Borrower hereby agree that during the Term of the Insurance Agreement, unless the Surety Provider shall otherwise expressly consent in writing:

                  (a) Impairment of Rights. None of the Servicer, the Originator or the Borrower shall take any action, or fail to take any action, if such action or failure to take action may result in a material adverse change as described in clause (b) of the definition of Material Adverse Change with respect to the Servicer, the Originator or the Borrower, or may interfere with the enforcement of any rights of the Surety Provider under or with respect to the Transaction Documents. The Servicer, the Originator or the Borrower shall give the Surety Provider written notice of any such action or failure to act promptly upon becoming aware of such action or failure to act. The Servicer, the Originator and the Borrower shall furnish to the Surety Provider all information requested by it that is reasonably necessary to determine compliance with this Section (a).

                  (b) Adverse Selection Procedure. The Servicer, the Originator and the Borrower shall not knowingly use any adverse selection procedure in selecting

         Receivables to be pledged to the Collateral Agent from the outstanding Receivables that qualify under the Warehouse Loan Agreement for inclusion in the Collateral.

                  (c) Waiver, Amendments, Etc. Neither the Servicer, the Originator or the Borrower shall waive, modify or amend, or consent to any waiver, modification or amendment of, any of the terms, provisions or conditions of any of the Transaction Documents without the prior written consent of the Surety Provider.

                  (d) Receivable Agreements; Charge-off Policy. Except as otherwise permitted in the Warehouse Loan Agreement, the Servicer, the Originator and the Borrower shall not alter or amend any Receivable, their respective collection policies or their respective charge-off policies in a manner that materially adversely affects the Surety Provider unless the Surety Provider shall have previously given its consent, which consent shall not be withheld unreasonably.

         SECTION 2.04. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COLLATERAL AGENT AND STANDBY SERVICER. The Collateral Agent and the Standby Servicer represent and warrant to, as of the Date of Issuance, and covenant with the other parties hereto, each as to those matters relating to itself, as follows:

                  (a) Due Organization and Qualification. The Collateral Agent and the Standby Servicer are each a national banking association or a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Collateral Agent, and the Standby Servicer is duly qualified to do business, is in good standing and has obtained all licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and the performance of its obligations under the Transaction Documents in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Transaction Document unenforceable in any respect or would have a material adverse effect upon the Transaction, the Lenders or the Surety Provider.

                  (b) Due Authorization. The execution, delivery and performance of the Transaction Documents by the Collateral Agent and the Standby Servicer have been duly authorized by all necessary corporate action and do not require any additional approvals or consents of, or other action by or any notice to or filing with, any Person, including, without limitation, any governmental entity or the Collateral Agent's or the Standby Servicer's stockholders, which have not previously been obtained or given by the Collateral Agent or the Standby Servicer, as applicable.

                  (c) Noncontravention. Neither the execution and delivery of the Transaction Documents by the the Collateral Agent or the Standby Servicer, the consummation of the transactions contemplated thereby nor the satisfaction of the terms and conditions of the Transaction
         Documents:

                           (i) conflicts with or results in any breach or violation of any provision of the Organizational Documents of the Collateral Agent or the Standby Servicer or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Collateral Agent or the Standby Servicer or any of their respective material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Collateral Agent or the Standby Servicer;

                           (ii) constitutes a default by the Collateral Agent or the Standby Servicer under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Collateral Agent or the Standby Servicer is a party or by which any of their respective properties, which are individually or in the aggregate material to the Collateral Agent or the Standby Servicer, is or may be bound or affected; or

                           (iii) results in or requires the creation of any lien upon or in respect of any assets of the Collateral Agent or the Standby Servicer, except as contemplated by the Transaction Documents.

                  (d) Legal Proceedings. There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Collateral Agent, the Standby Servicer or any of their subsidiaries, or any properties or rights of the Collateral Agent, the Standby Servicer or any of their subsidiaries, pending or, to the Collateral Agent's or the Standby Servicer's knowledge after reasonable inquiry, threatened, which in any case could reasonably be expected to result in a Material Adverse Change with respect to Collateral Agent or the Standby Servicer.

                  (e) Valid and Binding Obligations. The Transaction Documents to which they are parties, when executed and delivered by the Collateral Agent and the Standby Servicer, will constitute the legal, valid and binding obligations of the Collateral Agent and the Standby Servicer, as applicable, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles. None of the Collateral Agent or the Standby Servicer will at any time in the future deny that the Transaction Documents constitute the legal, valid and binding obligations of the Collateral Agent and the Standby Servicer, as applicable.

                  (f) Compliance With Law, Etc. No practice, procedure or policy employed, or proposed to be employed, by the Collateral Agent or the Standby Servicer in the conduct of their business violates any law, regulation, judgment, agreement, order or decree applicable to the Collateral Agent or the Standby Servicer that, if enforced, could reasonably be expected to result in a Material Adverse Change with respect to the Collateral Agent or the Standby Servicer. None of the Collateral Agent or the Standby Servicer is in breach of or in default under any applicable law or administrative regulation of its respective jurisdiction of organization, or any department, division, agency or instrumentality thereof or of the United States or any applicable judgment or decree or any loan agreement, note, resolution, certificate, agreement or other instrument to which the Collateral Agent or the Standby Servicer is a party or is otherwise subject which, if enforced, would have a material adverse effect on the ability of the Collateral Agent or the Standby Servicer, as the case may be, to perform its respective obligations under the Transaction Documents.

                  (g) Transaction Documents. Each of the representations and warranties of the Collateral Agent and the Standby Servicer contained in the Transaction Documents is true and correct in all material respects, and the Collateral Agent and the Standby Servicer hereby make each such representation and warranty to, and for the benefit of, the Surety Provider as if the same were set forth in full herein.

                  (h) Compliance and Amendments. The Collateral Agent and the Standby Servicer shall comply in all material respects with the terms and conditions of the Transaction Documents to which it is a party and the Collateral Agent and the Standby Servicer shall not agree to any amendment to or modification of the terms of any of the Transaction Documents to which it is a party unless the Surety Provider shall otherwise give its prior written consent.

                                  ARTICLE III

                      APPOINTMENT OF THE COLLATERAL AGENT

         SECTION 3.01. APPOINTMENT OF THE COLLATERAL AGENT. The Surety Provider hereby appoints Norwest Bank Minnesota, National Association as its agent and bailee to act on the Surety Provider's behalf as a Secured Party in accordance with the terms of the Warehouse Loan Agreement and the other Transaction Documents with respect to its interest in the Collateral. Norwest Bank Minnesota, National Association hereby accepts and acknowledges such appointment.

                                   ARTICLE IV

                         THE SURETY BOND; REIMBURSEMENT

         SECTION 4.01. ISSUANCE OF THE SURETY BOND. The Surety Provider agrees to issue the Surety Bond on the Closing Date subject to satisfaction of the conditions precedent set forth below:

                  (a) Payment of Initial Premium and Expenses. The Servicer, the Originator and the Borrower shall agree to reimburse the Surety Provider for or pay directly all fees and expenses identified in
         Section 4.02 hereof as payable.

                  (b) Transaction Documents. The Surety Provider shall have received a fully executed copy of the Premium Letter and a copy of each of the Transaction Documents, in form and substance satisfactory to the Surety Provider, duly authorized, executed and delivered by each party thereto.

                  (c) Certified Documents and Resolutions. The Surety Provider shall have received a copy of (i) the Organizational Documents of the Servicer, the Originator, and the Borrower, (ii) the resolutions of the Servicer's, the Originator's and the Borrower's Board of Managers authorizing the sale and pledge, as applicable, of the Receivables and the execution, delivery and performance by the Servicer, the Originator and the Borrower of the Transaction Documents and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of the Servicer, the Originator and the Borrower (which certificate shall state that such Organizational Documents and resolutions are in full force and effect without modification on the Date of Issuance).

                  (d) Incumbency Certificate. The Surety Provider shall have received a certificate of the Secretary or an Assistant Secretary of the Servicer, the Originator and the Borrower certifying the names and signatures of the officers of the Servicer, the Originator and the Borrower authorized to execute and deliver the Transaction Documents and that shareholder consent to the execution and delivery of such documents is not necessary.

                  (e) Representations and Warranties; Certificate. The representations and warranties of the Servicer, the Originator and the Borrower set forth or incorporated by reference in this Insurance Agreement shall be true and correct as of the Date of Issuance as if made on the Date of Issuance, and the Surety Provider shall have received a certificate of appropriate officers of the Servicer, the Originator and the Borrower to that effect.

                  (f)      Opinions of Counsel.

                           (i) Counsel to the Servicer, the Originator and the Borrower shall have issued its favorable opinion, in form and substance acceptable to the Surety Provider and its counsel, regarding the limited liability company existence and authority of the Servicer, the Originator and the Borrower and the validity and enforceability of the Transaction Documents against such parties.

                           (ii)     Counsel to the Standby Servicer and
                  Collateral Agent shall have issued its favorable opinion, in form and substance acceptable to the Surety Provider and its counsel, regarding the corporate existence and authority of the Standby Servicer and Collateral Agent and the validity and enforceability of the Transaction Documents against such party.

                           (iii) Counsel acceptable to the Surety Provider shall have furnished its opinions, in form and substance acceptable to the Surety Provider and its counsel, regarding the sale of the Collateral, certain bankruptcy issues and the tax treatment of the Notes under federal tax laws.

                           (iv) Counsel acceptable to the Surety Provider shall have issued its favorable opinions, in form and substance acceptable to the Surety and its counsel, regarding the perfection of the Collateral Agent's interest in the Collateral.

                           (v) The Surety Provider shall have received such other opinions of counsel, in form and substance acceptable to the Surety Provider and its counsel, addressing such other matters as the Surety Provider may reasonably request. Each opinion of counsel delivered in connection with the Transaction shall be addressed to and delivered to the Surety Provider.

                  (g) No Litigation, Etc. No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the Transaction Documents or the consummation of the Transaction.

                  (h) Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof.

                  (i) Issuance of Ratings. The Surety Provider shall have received confirmation that the risk secured by the Surety Bond constitutes at least an investment grade risk by S&P and Moody's.

                  (j) No Default. No Default or Event of Default shall have occurred.

                  (k) Additional Items. The Surety Provider shall have received such other documents, instruments, approvals or opinions requested by the Surety Provider or its counsel as may be reasonably necessary to effect the Transaction, including, but not limited to, evidence satisfactory to the Surety Provider and its counsel that the conditions precedent, if any, in the Transaction Documents have been satisfied.

                  (l) Conform to Documents. The Surety Provider and its counsel shall have determined that all documents, certificates and opinions to be delivered in connection with the Notes conform to the terms of the Transaction Documents.

                  (m) Compliance With Premium Letter. All other terms, conditions and requirements of the Premium Letter shall have been satisfied.

         SECTION 4.02. PAYMENT OF FEES AND PREMIUM.

                  (a) Legal and Accounting Fees. The Servicer, the Originator and the Borrower shall pay or cause to be paid, on the Date of Issuance, legal fees, disbursements and all out of pocket expenses incurred by the Surety Provider or agents of the Surety Provider in connection with the issuance of the Surety Bond and any fees of the Surety Provider's auditors in accordance with the terms of the Premium Letter.

                  (b) Premium. In consideration of the issuance by the Surety Provider of the Surety Bond, the Surety Provider shall be entitled to receive the Premium as and when due in accordance with the terms of the Premium Letter, first, pursuant to the Warehouse Loan Agreement, and second, to the extent the amounts in subclause first are not sufficient, directly from the Originator. For purposes of the Warehouse Loan Agreement, the term "Premium Percentage" shall have the meaning set forth in the Premium Letter. The Premium paid hereunder or under the Warehouse Loan Agreement shall be nonrefundable without regard to whether the Surety Provider makes any payment under the Surety Bond or any other circumstances relating to the Notes or provision being made for payment of the Notes prior to maturity. The Servicer, the Borrower, the Originator and the Collateral Agent shall make all payments of Premium to be made by them by wire transfer to an account designated from time to time by the Surety Provider by written notice to the Servicer, the Borrower, the Originator and the Collateral Agent.

         SECTION 4.03. REIMBURSEMENT AND ADDITIONAL PAYMENT OBLIGATION.

                  (a)      In accordance with the priorities established in
         Section 4.6(b) of the Warehouse Loan Agreement, the Surety Provider shall be entitled to reimbursement for any payment made by the Surety Provider under the Surety Bond, which reimbursement shall be due and payable on the date that any amount is to be paid pursuant to a Notice (as defined in the Surety Bond), in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

                  (b) Notwithstanding anything in Section 4.03(a) to the contrary, the initial Servicer, the Borrower and the Originator agree to reimburse the Surety Provider as follows: (i) from the Originator, for payments made under the Surety Bond arising as a result of the Originator's failure to repurchase any Receivable required to be repurchased pursuant to Section 2.7 or Section 2.10 of the Warehouse Loan Agreement or Section 6.2 of the First Tier Purchase Agreement, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate, and (ii) from the initial Servicer, for payments made under the Surety Bond, arising as a result of (A) the Servicer's failure to deposit into the Collection Account any amount required to be so deposited pursuant to the Warehouse Loan Agreement or (B) the initial

         Servicer's failure to repurchase any Receivable required to be repurchased under Section 3.2 or Section 3.7 of the Warehouse Loan Agreement, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect to any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Late Payment Rate.

                  (c) The initial Servicer, the Borrower and the Originator agree to pay to the Surety Provider as follows: any and all charges, fees, costs and out of pocket expenses as may be reasonably paid or incurred by the Surety Provider or agent of the Surety Provider, including, but not limited to, reasonable attorneys' and accountants' fees and expenses, in connection with (i) any accounts established to facilitate payments under the Surety Bond to the extent the Surety Provider has not been immediately reimbursed on the date that any amount is paid by the Surety Provider under the Surety Bond, (ii) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents, in its capacity as such a party, or the Transaction, or (iii) any amendment, waiver or other action with respect to, or related to, any Transaction Document, whether or not executed or completed; costs and expenses shall include a reasonable allocation of compensation and overhead attributable to the time of employees of the Surety Provider spent in connection with the actions described in clause (ii) above, and the Surety Provider reserves the right to charge a reasonable fee as a condition to executing any waiver or consent proposed in respect of any of the Transaction Documents.

                  (d) The initial Servicer, the Borrower and the Originator agree to pay to the Surety Provider as follows: interest on any and all amounts described in subsections (b), (c), (e) and (f) of this Section
         4.03 from the date payable or paid by such party until payment thereof in full, and interest on any and all amounts described in Section 4.02 hereof from the date due until payment thereof in full, in each case payable to the Surety Provider at the Late Payment Rate per annum.

                  (e) The initial Servicer, the Borrower and the Originator agree to pay to the Surety Provider as follows: any payments made by the Surety Provider on behalf of, or advanced to the Servicer, the Originator or the Borrower, respectively, including, without limitation, any amounts payable by the Servicer, the Originator or the Borrower pursuant to the Notes or any other Transaction Documents.

                  (f) Following termination of the Warehouse Loan Agreement pursuant to Section 14.1 thereof, the Borrower agrees to reimburse the Surety Provider for any Insured Payments required to be made pursuant to the Surety Bond subsequent to the date of such termination.

         All such amounts are to be immediately due and payable without demand.

         SECTION 4.04. INDEMNIFICATION; LIMITATION OF LIABILITY.

                  (a) In addition to any and all rights of indemnification or any other rights of the Surety Provider pursuant hereto or under law or equity, the Borrower, the initial Servicer, the Originator and any successors thereto (other than the Standby Servicer) agree to pay, and to protect, indemnify and save harmless, the Surety Provider and its officers, directors, shareholders, employees, agents and each person, if any, who controls the Surety Provider within the meaning of either
         Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against any and all claims, Losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or reasonable expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) or obligations whatsoever paid by the Surety Provider (herein collectively referred to as "Liabilities") of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

                           (i) any act or omission of the Borrower, the Servicer or the Originator, or the allegation thereof, in connection with the offering, issuance, sale or delivery of the Notes;

                           (ii) the misfeasance or malfeasance of, or negligence or theft committed by, any director, officer, employee or agent of the Servicer, the Originator or the Borrower;

                           (iii) the violation by the Borrower, the Servicer or the Originator of any federal or state trust, banking or antitrust laws, rules or regulations in connection with the issuance, offer and sale of the Notes or the transactions contemplated by the Transaction Documents;

                           (iv) the violation by the Borrower, the Servicer, or the Originator of any federal or state laws, rules or regulations relating to the Transaction, including without limitation the maximum amount of interest permitted to be received on account of any loan of money or with respect to the Receivables;

                           (v) the breach by the Servicer, the Originator or the Borrower of any of its obligations under this Insurance Agreement or any of the other Transaction Documents; and

                           (vi) the breach by the Servicer, the Originator or the Borrower of any representation or warranty on the part of the Servicer, the Originator or the Borrower contained in the Transaction Documents or in any certificate or report furnished or delivered to the Surety Provider thereunder.

This indemnity provision shall survive the termination of this Insurance Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.

                  (b) Any party which proposes to assert the right to be indemnified under this Section 4.04 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against the Servicer, the Originator or the Borrower under this Section 4.04, notify the Servicer, the Originator or the Borrower of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. In case any action, suit or proceeding shall be brought against any indemnified party and it shall notify the Servicer, the Originator or the Borrower of the commencement thereof, the Servicer, the Originator or the Borrower shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the Servicer, the Originator or the Borrower to such indemnified party of its election so to assume the defense thereof, the Servicer, the Originator or the Borrower shall not be liable to such indemnified party for any legal or other expenses other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action the defense of which is assumed by the Servicer, the Originator or the Borrower in accordance with the terms of this subsection (c), but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of counsel by such indemnified party has been authorized by the Servicer, the Originator or the Borrower. The Servicer, the Originator or the Borrower shall not be liable for any settlement of any action or claim effected without its consent.

         SECTION 4.05. PAYMENT PROCEDURE. In the event of any payment by the Surety Provider, the Collateral Agent, the Servicer, the Originator and the Borrower agree to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to the Surety Provider. All payments to be made to the Surety Provider under this Insurance Agreement shall be made to the Surety Provider in lawful currency of the United States of America in immediately available funds at the notice address for the Surety Provider as specified in Section 7.02 hereof on the date when due or as the Surety Provider shall otherwise direct by written notice to the other parties hereto. In the event that the date of any payment to the Surety Provider or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to the Surety Provider under this Insurance Agreement shall bear interest at the Late Payment Rate from the date when due to the date paid.

                                   ARTICLE V

                               FURTHER AGREEMENTS

         SECTION 5.01. EFFECTIVE DATE; TERM OF THE INSURANCE AGREEMENT. This Insurance Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as the Surety Provider is no longer subject to a claim under the Surety Bond and the Surety Bond shall have been surrendered to the Surety Provider for cancellation and (b) all amounts payable to the Surety Provider by the Servicer, the Originator, the Administrative Agent, the Collateral Agent, the Lender, the Standby Servicer, or the Borrower or from any other source under the Transaction Documents and all amounts payable under the Notes have been paid in full; provided, however, that the provisions of Sections 4.02, 4.03, 4.04 and 5.06 hereof and this Section 5.01 shall survive any termination of this Insurance Agreement.

         SECTION 5.02. FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS.

                  (a) Excepting at such times as a default in payment under the Surety Bond shall exist, none of the Servicer, the Originator, the Administrative Agent, the Collateral Agent, the Lender, the Standby Servicer or the Borrower shall grant any waiver of rights under any of the Transaction Documents to which any of them is a party without the prior written consent of the Surety Provider, and any such waiver without the prior written consent of the Surety Provider shall be null and void and of no force or effect.

                  (b) To the extent permitted by law, the Servicer, the Originator, the Administrative Agent, the Collateral Agent, the Lender, the Standby Servicer and the Borrower agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Surety Provider may reasonably request and as may be reasonably required in the Surety Provider's judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement.

         SECTION 5.03. OBLIGATIONS ABSOLUTE.

                  (a) The obligations of the Servicer, the Originator, the Collateral Agent, the Standby Servicer and the Borrower hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance Agreement under all circumstances irrespective of:

                           (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to any of the Transaction Documents, the Notes or the Surety Bond;

                           (ii) any exchange or release of any other obligations hereunder;

                           (iii) the existence of any claim, setoff, defense, reduction, abatement or other right that the Servicer, the Originator, the Administrative Agent, the Collateral Agent, the Lender, the Standby Servicer or the Borrower may have at any time against the Surety Provider or any other Person;

                           (iv) any document presented in connection with the Surety Bond proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (v) any payment by the Surety Provider under the Surety Bond against presentation of a certificate or other document that does not strictly comply with the terms of the Surety Bond; or

                           (vi) any breach by the Servicer, the Originator, the Administrative Agent, the Collateral Agent, the Lender, the Standby Servicer or the Borrower of any representation, warranty or covenant contained in any of the Transaction Documents.

                  (b) The Servicer, the Originator, the Collateral Agent, the Standby Servicer, the Borrower and any and all others who are now or may become liable for all or part of the obligations of the Servicer, the Originator, the Collateral Agent, the Standby Servicer or the Borrower under this Insurance Agreement agree to be bound by this Insurance Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Transaction Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or any defense other than payment, or any right of setoff or recoupment arising out of any breach under any of the Transaction Documents by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Servicer, the Originator, the Administrative Agent, the Collateral Agent, the Lender, the Standby Servicer or the Borrower; (v) agree that its liabilities hereunder shall, except as otherwise expressly provided in this Section 5.03, be unconditional and without regard to any setoff, counterclaim or the liability of any other Person for the payment hereof; (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Surety Provider with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

                  (c) Nothing herein shall be construed as prohibiting the Servicer, the Originator, the Administrative Agent, the Collateral Agent, the Lender, the Standby Servicer or the Borrower from pursuing any rights or remedies it may have against any other Person in a separate legal proceeding.

         SECTION 5.04. ASSIGNMENTS; REINSURANCE; THIRD-PARTY RIGHTS.

                  (a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the Servicer, the Originator, the Administrative Agent, the Collateral Agent, the Standby Servicer or the Borrower may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of the Surety Provider. Any assignment made in violation of this Insurance Agreement shall be null and void.

                  (b) The Surety Provider shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Surety Bond upon such terms and conditions as the Surety Provider may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Surety Provider of any of its obligations hereunder or under the Surety Bond.

                  (c) In addition, the Surety Provider shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of the Surety Provider in connection therewith any rights of the Surety Provider under the Transaction Documents or with respect to any real or personal property or other interests pledged to the Surety Provider, or in which the Surety Provider has a security interest, in connection with the Transaction.

                  (d) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any of the Lenders, other than the Surety Provider, against the Servicer, the Originator, the Administrative Agent, Collateral Agent, the Lender, the Standby Servicer or the Borrower, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. Neither the Collateral Agent nor any Lenders shall have any right to payment from any Premium paid or payable hereunder or under the Warehouse Loan Agreement or from any other amounts paid by the Servicer, the Originator, the Collateral Agent, the Standby Servicer or the Borrower pursuant to Section 4.02, 4.03 or 4.04 hereof.

                  (e) The Servicer, the Originator, the Borrower, the Collateral Agent, the Lender, the Standby Servicer and the Administrative Agent agree that the Surety Provider shall have all rights of a third-party beneficiary in respect of the Warehouse Loan Agreement and each other Transaction Document to which it is not a signing party and hereby incorporate and restate their representations, warranties and covenants, if any, as set forth therein for the benefit of the Surety Provider.

         SECTION 5.05. LIABILITY OF THE SURETY PROVIDER. Neither the Surety Provider nor any of its officers, directors or employees shall be liable or responsible for (a) the use that may be made of the Surety Bond by the Administrative Agent or for any acts or omissions of the Administrative Agent in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Surety Provider (or its Fiscal Agent) in connection with any claim under the Surety Bond, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Surety Provider shall have actual knowledge thereof). In furtherance and not in limitation of the foregoing, the Surety Provider (or its Fiscal Agent) may accept documents that appear on their face to be in order, without responsibility for further investigation.

         SECTION 5.06. PARTIES WILL NOT INSTITUTE INSOLVENCY PROCEEDINGS.

                  (a) So long as this Agreement is in effect, and for one year and one day following its termination, none of the parties hereto will file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law against the Borrower.

                  (b) So long as this Agreement is in effect, and for one year and one day following the date on which the latest maturing commercial paper note issued by the Lender is paid, none of the parties hereto will file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law against the Lender.

         SECTION 5.07. ADMINISTRATIVE AGENT, COLLATERAL AGENT, LENDER, STANDBY SERVICER, BORROWER, ORIGINATOR AND SERVICER TO JOIN IN ENFORCEMENT ACTION. To the extent necessary to enforce any right of the Surety Provider in or remedy of the Surety Provider under any Receivable, the Administrative Agent, the Collateral Agent, the Lender, the Borrower, the Servicer and the Originator agree to join in any action initiated by the Collateral Agent or the Surety Provider for the protection of such right or exercise of such remedy.

         SECTION 5.08. SUBROGATION. To the extent of any payments under the Surety Bond, but subject to the priorities set forth in Section 4.6 of the Warehouse Loan Agreement, the Surety Provider shall be fully subrogated to any remedies against the Borrower, the Servicer or the Originator or in respect of the Receivables available to the Lenders (or the Administrative Agent on behalf of the Lenders) under the Warehouse Loan Agreement. The Collateral Agent acknowledges such subrogation and, further, agrees to execute such instruments prepared by the Surety Provider and to take such reasonable actions as, in the sole judgment of the Surety Provider, are necessary to evidence such subrogation and to perfect the rights of the Surety Provider to receive any moneys paid or payable under the Warehouse Loan Agreement.

                                   ARTICLE VI

                               DEFAULTS; REMEDIES

         SECTION 6.01. DEFAULTS. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                  (a) any representation or warranty made by the Servicer, the Originator, the Collateral Agent, the Standby Servicer or the Borrower hereunder or under the Transaction Documents, or in any certificate furnished hereunder or under the Transaction Documents, shall prove to be untrue or incomplete in any material respect;

                  (b) (i) the Servicer, the Originator, the Collateral Agent, the Standby Servicer or the Borrower shall fail to pay when due any amount payable by the Servicer, the Originator, the Collateral Agent, the Standby Servicer or the Borrower hereunder or (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction shall find or rule that any Transaction Document is not valid and binding on the Servicer, the Originator, the Collateral Agent, the Standby Servicer or the Borrower;

                  (c) the occurrence of an "Event of Default" under the Warehouse Loan Agreement (as defined therein);

                  (d) any failure on the part of the Servicer, the Originator, the Collateral Agent, the Standby Servicer or the Borrower duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer, the Originator, the

         Collateral Agent, the Standby Servicer or the Borrower contained in this Insurance Agreement or in any other Transaction Document which continues unremedied for a period of 30 days with respect to this Insurance Agreement, or, with respect to any other Transaction Document, beyond any cure period provided for therein, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, the Originator, the Collateral Agent, the Standby Servicer or the Borrower, as applicable, by the Surety Provider (with a copy to the Collateral Agent and the Administrative Agent) or by the Collateral Agent (with a copy to the Surety Provider and the Administrative Agent);

                  (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, the Originator or the Borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 90 consecutive days;

                  (f) the Servicer, the Originator or the Borrower shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer, the Originator or the Borrower or of or relating to all or substantially all of the property of either;

                  (g) the Servicer, the Originator or the Borrower shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                  (h) the failure of the Borrower and the Originator to comply with, or maintain the accuracy of, the Opinion Facts and Assumptions.

         SECTION 6.02. REMEDIES; NO REMEDY EXCLUSIVE.

                  (a) Upon the occurrence of an Event of Default, the Surety Provider may exercise any one or more of the rights and remedies set forth below:

                           (i) exercise any rights and remedies under the Transaction Documents in accordance with the terms of the Transaction Documents or direct the Collateral Agent to exercise such remedies in accordance with the terms of the Transaction Documents; or

                           (ii) take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due under the Transaction Documents or to enforce performance and observance of any obligation, agreement or covenant of the Servicer, the Originator, the Collateral Agent, the Standby Servicer or the Borrower under the Transaction Documents.

                  (b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Transaction Documents or existing at law or in equity. No delay or omission to exercise any right or power accruing under the Transaction Documents upon the happening of any event set forth in Section 6.01 hereof shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Surety Provider to exercise any remedy reserved to the Surety Provider in this Article, it shall not be necessary to give any notice other than such notice as may be required in this Article VI.

         SECTION 6.03. WAIVERS.

                  (a) No failure by the Surety Provider to exercise, and no delay by the Surety Provider in exercising, any right hereunder shall operate as a waiver thereof. The exercise by the Surety Provider of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Surety Provider are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

                  (b) The Surety Provider shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Surety Provider and delivered to the Servicer, the Originator, the Administrative Agent, the Collateral Agent, the Lender, the Standby Servicer and the Borrower. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

                                  ARTICLE VII

                                 MISCELLANEOUS

         SECTION 7.01. AMENDMENTS, ETC. This Insurance Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

         SECTION 7.02. NOTICES. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

                  (a)      To the Surety Provider:

                           MBIA Insurance Corporation
                           113 King Street
                           Armonk, NY  10504
                           Attention: Insured Portfolio Management-Structured
                                      Finance
                                   (IPM-SF) (Financial Pacific Funding Corp.
                                      Warehouse Facility)
                           Telecopy No.: (914) 765-3810
                           Confirmation: (914) 765-3781

                           (in each case in which notice or other communication to the Surety Provider refers to an Event of Default, a claim on the Surety Bond or with respect to which failure on the part of the Surety Provider to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the general counsel and the Surety Provider and shall be marked to indicate "URGENT MATERIAL ENCLOSED.")

                  (b)      To the Borrower:

                           Financial Pacific Funding, LLC
                           3901 South Fife Street
                           Tacoma, WA  98409
                           Attention: Dale A. Winter
                           Telecopy No.:  (253) 474-4444
                           Confirmation:  (253) 474-5000

                  (c)      To the Servicer and the Originator:

                           Financial Pacific Leasing, LLC
                           3901 South Fife Street
                           Tacoma, WA  98409
                           Attention: Dale A. Winter
                           Telecopy No.:  (253) 474-4444
                           Confirmation:  (253) 474-5000

                  (d)      To the Administrative Agent:

                           Bank of America National Trust and Savings
                           Association
                           231 South LaSalle Street
                           Chicago IL, 60697
                           Attention: Global Asset-Backed Securitization Group NationsBanc Montgomery Securities, LLC
                           Telecopy No.:  (312) 974-8975
                           Confirmation:  (312) 828-8975

                  (e)      To the Standby Servicer and Collateral Agent

                           Norwest Bank Minnesota, National Association
                           Sixth and Marquette Avenue
                           Minneapolis, MN  55479-0070
                           Attention: Corporate Trust Department, Asset-Backed
                                      Securities
                           Telecopy No.:  (612) 667-3464
                           Confirmation:  (612) 667-8058

                  (f)      To the Lender

                           Receivables Capital Corporation
                           c/o Merrill Lynch Money Markets Inc.
                           World Financial Center - North Tower
                           250 Vesey Street -11th Floor
                           New York, NY  10281-1311

                           With a copy to:

                           Bank of America National Trust and Savings
                           Association
                           231 South LaSalle Street
                           Chicago IL, 60697
                           Attention: Global Asset-Backed Securitization Group
                                      NationaBanc Montgomery Securities, LLC
                           Telecopy No.:  (312) 974-8975
                           Confirmation:  (312)  828-8975

         A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon receipt.

         SECTION 7.03. SEVERABILITY. In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

         SECTION 7.04. GOVERNING LAW. THIS INSURANCE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         SECTION 7.05. CONSENT TO JURISDICTION.

                  (a) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Transaction Documents or the transactions contemplated thereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

                  (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

                  (c) Except as provided in Section 5.06 herein, nothing contained in this Insurance Agreement shall limit or affect the Surety Provider's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against any party hereto or its or their property in the courts of any jurisdiction.

         SECTION 7.06. CONSENT OF THE SURETY PROVIDER. In the event that the consent of the Surety Provider is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by the Surety Provider in its sole discretion without any implied duty towards any other Person except in those instances where this Agreement or such other Transaction Document expressly requires reasonable discretion.

         SECTION 7.07. COUNTERPARTS. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

         SECTION 7.08. HEADINGS. The headings of Articles and Sections and the Table of Contents contained in this Insurance Agreement are provided for convenience only. They form no part of this Insurance Agreement and shall not affect its construction or interpretation. Unless otherwise indicated, all references to Articles and Sections in this Insurance Agreement refer to the corresponding Articles and Sections of this Insurance Agreement.

         SECTION 7.09. TRIAL BY JURY WAIVED. Each party hereto hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Transaction Documents or any of the transactions contemplated thereunder. Each party hereto (a) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and
(b) acknowledges that it has been induced to enter into the Transaction Documents to which it is a party by, among other things, this waiver.

         SECTION 7.10. LIMITED LIABILITY. No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents, the Notes or the Surety Bond, it being expressly agreed and understood that each Transaction Document is solely a corporate obligation or limited liability company obligation, as applicable, of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches by any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

         SECTION 7.11. ENTIRE AGREEMENT. The Transaction Documents and the Surety Bond set forth the entire agreement between the parties with respect to the subject matter thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of the subject matter hereof.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK;
                            SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Insurance Agreement, all as of the day and year first above mentioned.

                                          MBIA INSURANCE CORPORATION

                                          By /s/ MBIA INSURANCE CORPORATION
                                             ----------------------------------
                                          Title
                                                -------------------------------

                                          FINANCIAL PACIFIC LEASING, LLC, as
                                          Originator and as Servicer

                                          By /s/ Dale A. Winter
                                             ----------------------------------
                                          Title Chief Financial Officer

                                          FINANCIAL PACIFIC FUNDING, LLC, as
                                          Borrower

                                          By /s/ Dale A. Winter
                                             ----------------------------------
                                          Title Chief Financial Officer

                                          NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION, as Standby Servicer and
                                          Collateral Agent

                                          By /s/ Stephen P. Seitz
                                             ----------------------------------
                                          Title Assistant Vice President

                                          BANK OF AMERICA NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION, as Administrative
                                          Agent and Bank Agent

                                          By /s/ BANK OF AMERICA NATIONAL TRUST
                                             ----------------------------------
                                          AND SAVINGS ASSOCIATION
                                          -------------------------------------
                                          Title
                                                -------------------------------

                                          RECEIVABLES CAPITAL CORPORATION, as
                                          Lender

                                          By /s/ RECEIVABLES CAPITAL CORPORATION
                                             -----------------------------------
                                          Title
                                                --------------------------------